UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2007
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-3261	58-2555670

(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification
incorporation)	File No.)	Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 2, 2007, IntercontinentalExchange, Inc. (“ICE”) announced its financial results for the fiscal quarter ended March 31, 2007. A copy of ICE’s press release announcing such financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained herein, including the attached press release, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On May 2, 2007, ICE announced that Richard V. Spencer has been appointed to the newly-created position of non-executive Vice Chairman of ICE, effective May 14, 2007, and will resign as Senior Vice President, Chief Financial Officer of ICE, effective May 14, 2007. Recently, Mr. Spencer was appointed Vice Chairman of the New York Board of Trade, ICE’s wholly-owned subsidiary. Mr. Spencer will remain with ICE as Vice Chairman through the end of 2007 to facilitate the transition of his responsibilities to his successor as Chief Financial Officer, as well as serving as a strategic financial advisor to ICE. Mr. Spencer will continue to work on a full-time basis through June 15, 2007 and thereafter will work a reduced schedule through the end of 2007. Under the terms of his new agreement, all outstanding equity awards held by Mr. Spencer will continue to vest for the duration of his term of his employment unless he voluntarily resigns or is terminated for cause. Mr. Spencer has served as ICE’s Chief Financial Officer since 2001.
     (c) On May 2, 2007, ICE announced that Scott A. Hill has been named as its new Senior Vice President, Chief Financial Officer, effective May 14, 2007. Mr. Hill, age 39, joined ICE from IBM Corporation. Mr. Hill joined IBM in 1991 and has held various accounting and financial positions in the U.S., Europe and Japan. Prior to joining ICE, he was Assistant Controller, Financial Forecasts and Measurements at IBM from 2005-2007, where he oversaw IBM’s worldwide financial performance, working with all global business units and geographic regions. From 2003-2005, Mr. Hill served as Vice-President and Controller of IBM Japan’s multi-billion dollar business, where he was responsible for financial planning and measurements, accounting, pricing and business controls for the IBM Japan business operation. From 2002-2003, he served as Assistant Controller, Financial Strategy and Budgets, where he was responsible for developing and refining IBM’s financial model and leading the annual and strategic planning cycles. Mr. Hill earned his Bachelor’s of Business Administration from The University of Texas. He completed his Master’s of Business Administration at New York University’s Stern School of Business.
     Mr. Hill has entered into an Employment Agreement with ICE dated April 30, 2007, which is effective May 14, 2007. The initial term of the agreement is two years ending on May 14, 2009. Under the Employment Agreement, Mr. Hill’s base annual salary will be $390,000 per year and he will receive a signing bonus of $150,000. Mr. Hill’s target bonus will be 55% of his annual salary.

     There are no arrangements or understandings between Mr. Hill and any other person pursuant to which Mr. Hill was appointed Senior Vice President, Chief Financial Officer nor is there a family relationship between any director or executive officer and Mr. Hill. Mr. Hill has not entered into any related party transactions with ICE that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A copy of Mr. Hill’s Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of ICE’s press release relating to Mr. Hill’s appointment and Mr. Spencer’s resignation as Chief Financial Officer is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
     The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated as of April 30, 2007, between IntercontinentalExchange, Inc. and Scott A. Hill.

99.1	Press release dated May 2, 2007 for ICE’s financial results for the fiscal quarter ended March 31, 2007.

99.2	Press release dated May 2, 2007 relating to Mr. Hill’s appointment and Mr. Spencer’s resignation as Senior Vice President, Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Richard V. Spencer Richard V. Spencer
Senior Vice President, Chief Financial Officer
Date: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of April 30, 2007, between IntercontinentalExchange, Inc. and Scott A. Hill.

99.1	Press release dated May 2, 2007 for ICE’s financial results for the fiscal quarter ended March 31, 2007.

99.2	Press release dated May 2, 2007 relating to Mr. Hill’s appointment and Mr. Spencer’s resignation as Senior Vice President, Chief Financial Officer.